Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-1

(Form Type)

OmniLit Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Over Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (4)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per shares (1)	457(f)(2)	68,513,687	-	$9,459,353	(5)	0.0001102	$1,042
	Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 (2)	457(c), 457(f)(1)	14,108,250	$0.050	$705,412.50	(6)	0.0001102	$78
	Equity	Class A Common Stock issuable upon exercise of warrants (3)	457(g)	14,108,250	$11.50	$162,244,875	(7)	0.0001102	$17,879

Carry Forward Securities

	Total Offering Amounts								$18,999
	Total Fees Previously Paid								$13,326	(8)
	Total Fee Offsets								—
	Net Fee Due								$5,673

(1)	The number of shares of Class A common stock, par value $0.0001 per share (“New Syntec Optics Class A Common Stock”) of Syntec Optics Holdings, Inc. (“New Syntec Optics”), being registered consists of (i) 37,739,716 shares of New Syntec Optics common stock, (ii) 2,000,000 shares of New Syntec Optics common stock which may be issued as Performance-based Earnout RSU Shares for the management team, (iii) 26,000,000 shares for New Syntec Optics common stock which may be issued as Contingent Earnout RSU Shares for stockholders of Syntec Optics (together, the “Earnout Shares”), and (iv) 2,773,971 shares of New Syntec Optics common stock which may be issued as Incentive Plan Shares

(2)	The number of warrants to acquire shares of New WHC Class A Common Stock being registered represents (i) 7,187,750 warrants issued in OmniLit’s initial public offering (the “Public Warrants”) and (ii) 6,920,500 warrants included in private units that were issued to the Sponsor in a private placement simultaneously with the closing of OmniLit’s initial public offering (the “Private Warrants” and, together with the Public Warrants, the “OmniLit Warrants”). All such OmniLit Warrants will continue as warrants to acquire New Syntec Optics ordinary shares.

(3)	Represents shares of New Syntec Optics Class A Common Stock issuable upon the exercise of the New Syntec Optics Warrants. Each whole New Syntec Optics Warrant will entitle the warrant holder to purchase one share of New Syntec Optics Class A Common Stock at a price of $11.50 per share.

(4)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	Syntec Optics, Inc is a private company, and no market exists for their securities. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act, the proposed maximum aggregate offering price is the aggregate book value of the Syntec Optics, Inc. securities expected to be exchanged in the Business Combination.

(6)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 14,108,250 warrants, the estimated maximum number of OmniLit warrants outstanding immediately prior to the Business Combination, and (ii) $0.05, the average of the high and low trading prices of the warrants of OmniLit on May [●], 2023, which date is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) and Rule 457(f)(1).

(7)	Pursuant to Rule 457(g) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 14,108,250 ordinary shares of New Syntec Optics, the estimated maximum number of ordinary shares of New Seamless that may be issued upon exercise of New Syntec Optics warrants, and (ii) $11.50, the exercise price of the New Syntec Optics warrants.

(8)	The amount of $13,326 was previously paid in connection with the initial filing of the Registration Statement (File No. 333-260090).